EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 9, 2009, with respect to the statements of condition including the related portfolios of Closed-End Strategy:
Cohen & Steers Master Equity and Income Portfolio, Series 13, Closed-End
Strategy: Senior Loan and Limited Duration Portfolio, Series 20, Closed-End
Strategy: Cohen & Steers Master Income Portfolio, Series 19 and Closed End
Strategy: Cohen & Steers Master Municipal Income Portfolio - National Series 15 (included in Van Kampen Unit Trusts, Series 864) as of April 9, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-157533) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
April 9, 2009